ADVANCE DISPLAY TECHNOLOGIES, INC.
7334 South Alton Way, Suite F
Centennial, Colorado 80112
(303) 267-0111

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 23, 2007

TO THE SHAREHOLDERS OF ADVANCE DISPLAY TECHNOLOGIES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Advance Display Technologies, Inc., a Colorado corporation (the "Company"), will be held at the [______________ Centennial, Colorado], on Friday, February 23, 2007, at 10:00 a.m. Mountain Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

1.  To elect three directors to the Company’s Board of Directors to serve until the next Annual Meeting of Shareholders or until their successors are elected;

2.  To approve an amendment to the Articles of Incorporation to increase the authorized shares of Common Stock from 100,000,000 to 175,000,000 shares;

3.  To approve an amendment to the Articles of Incorporation to increase the authorized shares of Preferred Stock from 100,000,000 to 130,000,000 shares;

4.  To approve the Company’s 2007 Equity Incentive Plan; and

5.  The transaction of such other business as properly may come before the Meeting or any adjournment thereof.

A Proxy Statement explaining the matters to be acted upon at the Meeting is enclosed. Please read it carefully.

Only holders of record of the Company’s $.001 par value Common Stock, $.001 par value Series D Convertible Preferred Stock, $.001 par value Series E Preferred Stock, $.001 Series F Preferred Stock and $.001 par value Series G Preferred Stock at the close of business on Wednesday, January 17, 2007, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof. The Proxies are being solicited by the Board of Directors of the Company.

All Shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States. The giving of a Proxy will not affect your right to vote in person if you attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Centennial, Colorado	MATTHEW W. SHANKLE
January 23, 2007	PRESIDENT

ADVANCE DISPLAY TECHNOLOGIES, INC.
7334 South Alton Way, Suite F
Centennial, Colorado 80112
(303) 267-0111
________________________

PROXY STATEMENT
________________________

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD FEBRUARY 23, 2007

GENERAL INFORMATION

The enclosed Proxy is solicited by and on behalf of the Board of Directors of Advance Display Technologies, Inc., a Colorado corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders (the "Meeting") to be held at the [_______________ Centennial, Colorado], on Friday, February 23, 2007, at 10:00 a.m., Mountain Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's Shareholders on or about January 23, 2007.

Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by (i) giving a later dated written revocation of Proxy to the Company, or (ii) providing a later dated amended Proxy to the Company, or (iii) voting in person at the Meeting. The expense of soliciting Proxies, including the cost of preparing, assembling and mailing this Proxy material to Shareholders, will be borne by the Company. It is anticipated that solicitations of Proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its directors, officers and employees to solicit Proxies personally or by telephone, without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for the reasonable out-of-pocket expenses incurred by them in that connection.

All shares represented by valid Proxies will be voted in accordance therewith at the Meeting.

SHARES OUTSTANDING AND VOTING RIGHTS

All voting rights for this Meeting are vested exclusively in the holders of the Company's $.001 par value common stock ("Common Stock"), the $.001 par value Series D Convertible Preferred Stock (“Series D Preferred Stock”), the $.001 par value Series E Preferred Stock (“Series E Preferred Stock”), the $.001 par value Series F Preferred Stock (“Series F Preferred Stock”) and the $.001 par value Series G Preferred Stock (“Series G Preferred Stock”). All record holders of Common Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock at the close of business on Wednesday, January 17, 2007 are entitled to notice of the Meeting.

Only record holders of Common Stock, Series D Preferred Stock, and Series G Preferred Stock at the close of business on Wednesday, January 17, 2007, are entitled to vote on all matters presented at the Meeting or any adjournment thereof. All record holders of Series E Preferred Stock and Series F Preferred Stock at the close of business on Wednesday, January 17, 2007 are entitled to notice of the Meeting or any adjournment thereof and to vote on Proposals 2 and 3 at the Meeting or any adjournment thereof.

On January 17, 2007 (the “Record Date”), the Company had 26,198,177 shares of Common Stock outstanding and 25,780,322 shares of Series D Preferred Stock outstanding, each share of which is entitled to one vote on all matters to be voted upon at the Meeting. On the Record Date, the Company had 10,714 shares of Series G Preferred Stock outstanding, each share of which is entitled to 1000 votes on all matters to be voted upon at the Meeting. On that same date, the Company had 1,008,985 shares of Series E Preferred Stock outstanding and 4,549,015 shares of Series F Preferred Stock outstanding, each of which is entitled to one vote on Proposal 2 and on Proposal 3. As provided in the Certificate of Designation for the Series D Preferred Stock and the Series G Preferred Stock, the Common Stock, the Series D Preferred Stock and the Series G Preferred Stock will vote as a single class (the “Full Voting Class”) on all matters.

While the holders of Series E Preferred and the Series F Preferred generally have no voting rights under the Company’s Articles of Incorporation, the Company has determined that, under Colorado law, they are nevertheless entitled to vote as a separate class on Proposals 2 and 3. Because they are similarly affected by the proposals, under Colorado law, the Series E Preferred Stock and Series F Preferred Stock will not vote as two separate classes but will vote together, as a single separate class (the “Limited Voting Class”), on Proposals 2 and 3.

A majority of each of the Company's outstanding Full Voting Class and the Limited Voting Class represented in person or by Proxy and entitled to vote will constitute a quorum at the Meeting. For purposes of electing directors, the nominees receiving the greatest number of votes of the Full Voting Class shall be elected directors. For purposes of approving the 2007 Equity Incentive Plan, the number of shares of the Full Voting Class represented in person or by proxy and entitled to vote which are cast in favor of the approval of the 2007 Equity Incentive Plan (Proposal 4) must exceed the votes of that class opposing it. In order to adopt the increase in the number of authorized shares of Common Stock (Proposal 2) and the increase in the number of authorized shares of Preferred Stock, (a) a majority of the outstanding shares of the Full Voting Class entitled to vote must be cast in favor of the proposal, and (b) a majority of the outstanding shares of the Limited Voting Class entitled to vote must be cast in favor of the proposal. Abstentions and broker non-votes will be counted for purposes of establishing a quorum only. Only those votes cast for the increase in authorized shares of Common Stock, the increase in authorized shares of Preferred Stock and the 2007 Equity Incentive Plan will be counted as votes in favor or affirmative votes.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of January 1, 2007, certain information regarding the shares of the Full Voting Class beneficially owned of record by each officer, director, each person known by the Company to beneficially own 5% or more of the Full Voting Class of the Company, and all officers and directors as a group. Information as to beneficial ownership is based upon statements furnished to the Company by such persons. Unless otherwise stated, all shares are owned directly by the reporting person. For purposes of this disclosure, the amount of the Full Voting Class beneficially owned is the aggregate number of shares of Common, Series D Preferred Stock and Series G Preferred Stock outstanding on such date plus the aggregate amount of Common Stock which could be issued upon the exercise of options within 60 days of such date plus the aggregate amount of Series D Preferred Stock that could be issued upon conversion of the outstanding convertible, redeemable promissory notes.

Name and address of Beneficial owners	Title of Class		Amount and nature of Beneficial Ownership	Percent of Class	Title of Class	Amount and nature of Beneficial Ownership		Percent of Class	Total Amount and nature of Beneficial Ownership		Total Percent Beneficial Ownership

William W. Becker	Common		2,070,647	7.90%	Series D	0		0.00%	2,070,647		3.30%
Box 143	$.001 Par
Grand Cayman Island	(“Common”	)
British West Indies

Lawrence F. DeGeorge (1)	Common		4,182,509	15.96%	Series D	34,901,198	(2)	69.55%	49,797,707	(2)	57.18%
140 Intracostal Pointe Drive					Series G	10,714,000		100.00%
Suite 410
Jupiter, FL 33477

Bruce H. Etkin	Common		3,589,434	13.70%	Series D	0		0.00%	3,589,434		5.73%
1512 Larimer St., No. 325
Denver, CO 80202

G. Schneider Holdings, Co.	Common		5,462,379	20.85%	Series D	0		0.00%	5,462,379		8.71%
12300 Liberty Boulevard
Englewood, CO 80112

Gene W. Schneider	Common	(3)	5,462,379	20.85%	Series D	34,910,180	(4)	76.41%	40,372,559	(3,4)	48.88%
12300 Liberty Boulevard
Englewood, CO 80112

Louise H. Schneider	Common	(5)	5,462,379	20.85%	Series D	0		0.00%	5,462,379	(5)	8.71%
12300 Liberty Boulevard
Englewood, CO 80112

Mark L. Schneider	Common	(6)	8,235,784	31.44%	Series D	0		0.00%	8,235,784	(6)	13.14%
12300 Liberty Boulevard
Englewood, CO 80112

Carla G. Shankle	Common	(7)	5,462,379	20.85%	Series D	0		0.00%	5,462,379	(7)	8.71%
7334 South Alton Way
Building 14, Suite F
Centennial, CO 80112

Matthew W. Shankle (1)	Common	(8)	500,000	1.87%	Series D	0		0.00%	500,000	(8)	0.79%
7334 South Alton Way
Building 14, Suite F
Centennial, CO 80112

John W. Temple (1)	Common	(9)	840,000	3.16%	Series D	280,322		1.09%	1,120,322	(9)	1.96%
2253 East Fairfield Street
Mesa, AZ 85213

Tina M. Wildes	Common	(10)	5,462,379	20.85%	Series D	0		0.00%	5,462,379	(10)	8.71%
12300 Liberty Boulevard
Englewood, CO 80112

All executive officers and	Common	(11)	5,642,509	20.78%	Series D	35,181,520	(2)	70.11%	51,538,029	(2,11)	58.52%
directors as a group persons (3 persons)					Series G	10,714,000		100.00%

(1)	Officer or director.
(2)
Includes convertible, redeemable promissory notes convertible into 24,401,198 shares of Series D Stock. Includes 10,714 shares of Series G Preferred Stock, which have the voting rights equivalent to 10,714,000 shares of Common Stock, and are therefore listed as 10,714,000 shares.

(3)	Includes 5,462,379 Common Stock owned by G. Schneider Holdings Co. of which Gene W. Schneider serves on the Executive Committee.
(4)	Includes convertible, redeemable promissory notes convertible into 19,910,180 shares of Series D Stock.
(5)	Includes 5,462,379 Common Stock owned by G. Schneider Holdings Co. of which Louise H. Schneider serves on the Executive Committee.
(6)	Includes 5,462,379 Common Stock owned by G. Schneider Holdings Co. of which Mark L. Schneider serves on the Executive Committee.
(7)	Includes 5,462,379 Common Stock owned by G. Schneider Holdings Co. of which Carla G. Shankle serves on the Executive Committee.
(8)	Includes options to purchase 500,000 shares of Common Stock at $0.1615 per share, which options expire in 2008.
(9)	Includes options to purchase 480,000 shares of Common Stock at $.03 per share, which options expire in 2015.
(10)	Includes 5,462,379 Common Stock owned by G. Schneider Holdings Co. of which Tina M. Wildes serves on the Executive Committee.
(11)	Includes 980,000 options to purchase Common Stock.

The following table sets forth as of January 1, 2007, information regarding the beneficial owners of Limited Voting Class of the Company. Information as to beneficial ownership is based upon statements furnished to the Company by such persons. Unless otherwise stated, all shares are owned directly by the reporting person.

Name and address of Beneficial owners	Title of Class	Amount and nature of Beneficial Ownership	Percent of Class	Title of Class	Amount and nature of Beneficial Ownership	Percent of Class	Total Amount and nature of Beneficial Ownership	Total Percent Beneficial Ownership

Lawrence F. DeGeorge	Series E	1,008,985	100.00%	Series F	1,943,901	42.73%	2,952,886	53.13%
140 Intracostal Pointe Drive
Suite 410
Jupiter, FL 33477

Gene W. Schneider	Series E	-0-	0.00%	Series F	1,799,170	39.55%	1,799,170	32.37%
12300 Liberty Boulevard
Englewood, CO 80112

Mark L. Schneider	Series E	-0-	0.00%	Series F	673,305	14.80%	673,305	12.11%
12300 Liberty Boulevard
Englewood, CO 80112

Bruce H. Etkin	Series E	-0-	0.00%	Series F	116,650	2.56%	116,650	2.10%
1512 Larimer St., No. 325
Denver, CO 80202

John P. Cole	Series E	-0-	0.00%	Series F	15,989	0.35%	15,989	0.29%
1919 Pennsylvania Ave, NW
Suite 200
Washington, D.C. 20006

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PROPOSAL TO ELECT THREE DIRECTORS
TO THE BOARD OF DIRECTORS

(Proposal No. 1)

Nominees

The Board has fixed at three the number of directors that will constitute the Board for the ensuing year. Each director elected at the Annual Meeting will serve for a term expiring at the 2008 Annual Meeting of Shareholders, or until his successor has been duly elected and qualified. Matthew W. Shankle, Lawrence F. DeGeorge and John W. Temple, each of whom is an incumbent director, have been nominated to be elected at the Annual Meeting by the holders of the Full Voting Class and proxies will be voted for such persons absent contrary instructions.

Our Board has no reason to believe that any nominee will refuse to act or be unable to accept election; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees and for such other person as may be designated by the Board, unless it is directed by a proxy to do otherwise.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH OF THE THREE INDIVIDUALS TO THE
BOARD OF DIRECTORS

The following table sets forth the names, ages and titles of the Named Executive Officers and members of the Board of Directors of the Company:

Name	Age	Position and Office

Lawrence F. DeGeorge	62	Director

Matthew W. Shankle	46	President and Director

John W. Temple	51	Director

James P. Martindale	43	Vice President of Manufacturing

Business Experience for Executive Officers and Directors:

Lawrence F. DeGeorge - Mr. DeGeorge was appointed a Director effective September 2, 1998. Since 1991, Mr. DeGeorge has directed venture capital investment in telecommunications and biotechnology as Chief Executive Officer of LPL Group, Inc., LPL Investment Group, Inc., LPL Management Group, Inc., and DeGeorge Holding, Ltd. From 1986 to 1991, Mr. DeGeorge held various positions with Amphenol Corporation, a manufacturer of telecommunications interconnect products, including serving as President from May 1989 to January 1991, Executive Vice President and Chief Financial Officer from September 1986 to May 1989, and as a director from June 1987 to January 1991. Mr. DeGeorge served as a director of UnitedGlobalCom, Inc., a provider of multi-channel television services, from June 1997 until 1999. Since May 1998, Mr. DeGeorge has served as a director of CompleTel, LLC, a multinational provider of switched, local telecommunications and related services, and currently serves as Chairman of its Board of Directors.

Matthew W. Shankle - Mr. Shankle was appointed as the Company’s President effective September 11, 1998 and as a Director effective October 3, 1997 from which time he also served as a Vice President of the Company. He is responsible for the overall day-to-day operations and strategic direction of the Company in conjunction with the Board of Directors. From June 1996 to September 1997, he served as a consultant to the Company for product research and development (R&D). He is also currently responsible for leading the business development effort of the Company. From 1995 to 1997, Mr. Shankle served as an operations consultant for several high tech R&D/manufacturing subsidiaries of Telxon Corporation, a NASDAQ listed company. From 1992 to 1995, Mr. Shankle was employed by Virtual Vision, Inc. as the R&D/manufacturing facility development specialist. Mr. Shankle began his career at Lockheed Missiles and Space in the San Diego area.

John W. Temple - Mr. Temple was appointed Vice President of Sales and Marketing effective December 1, 2004 and as a Director effective May 12, 2004. In December of 2005, Mr. Temple’s title was changed to Vice President of Technical Sales. From 1996 to December 2004, Mr. Temple had been the principal owner and operator of Video Display Consultants, Inc., a privately held company that sold electronic displays and provided related consulting services. From 1992 to 1996, he acted as an independent sales consultant in the international electronic display industry, placing over 50 large screen video display systems in Mexico, the Middle East, Africa, South America, Russia and numerous other countries. From 1987 to 1992, he was employed as a sales agent for Adtronics in the then emerging, full color electronic display market. Prior to 1992 Mr. Temple was a sales executive for Time-O-Matic and for Great Western Sign, Co. He has over 27 years of experience as a sales executive and consultant in the electronic display industry.

James P. Martindale - Mr. Martindale was appointed Vice President of Manufacturing on November 13, 2006. Mr. Martindale’s most recent position was Senior Director, New Business Development at InFocus Digital Media. He was responsible for developing and executing new business strategies leveraging InFocus’ software, hardware and service assets to offer digital-media solutions to the education, corporate, and digital advertising markets. In addition to his business development role, Mr. Martindale also held senior positions in Service, Application Engineering, and Technical Sales since joining InFocus in 1999. Mr. Martindale also brings extensive international manufacturing experience to the Company from his 19 plus years at Hewlett-Packard Co. where he held positions from Mechanical Engineer to Manufacturing Development Manager for HP’s Specialty Printing Systems.

Corporate Governance

Code of Ethics

The Company has not yet adopted a code of ethics for its principal executive officer and principal financial officer. The Board of Directors will continue to evaluate, from time to time, whether a code of ethics should be developed and adopted. If the Company does adopt a code of ethics in the future, in light of the Company’s size, it is likely to apply to all employees rather than only to executive officers.

Communications with the Board

Shareholders may communicate with the Board of Directors by writing to the Board at Advance Display Technologies, Inc., 7334 South Alton Way, Suite F, Centennial, Colorado 80112.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock of the Company, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the exchange on which the Common Stock is listed for trading. Those persons are required by regulations promulgated under the Exchange Act to furnish the Company with copies of all reports filed pursuant to Section 16(a).

The numbers of late Form 4 and 5 reports, and the number of late transactions reported are as follows:

Name of Reporting Person	Late Forms 4 or 5	Transactions

Lawrence F. DeGeorge	2	2
Gene W. Schneider	3	3
John W. Temple	2	6

Meetings of the Board

During the fiscal year ended June 30, 2006, the Board of Directors held one meeting and took action by unanimous written consent five times.

Audit Committee Financial Expert

The Company does not have a separate Audit Committee or an Audit Committee Charter. The entire Board acts as the Audit Committee. It met twice in fiscal 2006 and took action once by unanimous written consent. One of the members of the Board, Lawrence F. DeGeorge, would qualify as a “financial expert”, as defined by the SEC’s rules promulgated under Section 407 of the Sarbanes-Oxley Act of 2002.

Nominating and Compensation Committees

The Company does not have a separate Nominating Committee or a Nominating Committee Charter. The entire Board acts as the Nominating Committee. The Company did not hold an annual meeting last year.

The Company does not have a separate Compensation Committee or a Compensation Committee Charter. The entire Board acts as the Compensation Committee.

Summary Compensation Table

The following table sets forth in summary form the compensation received during each of the Company’s last three fiscal years by the Chief Executive Officer of the Company, and each executive officer whose total compensation exceeded $100,000. The Company’s Chief Executive Officer was the Company’s only executive officer during the fiscal year ended June 30, 2004 and the only officer whose total compensation was at least $100,000 for the fiscal year ended June 30, 2005.

Name and Position	Year Ended June 30,		Salary	Bonus	Other Annual Compensation		Total

Matthew W. Shankle	2006	(1)	$131,154	-0-	-0-		$131,154
President and CEO	2005		$110,000	-0-	-0-		$110,000
	2004		$110,000	-0-	-0-		$110,000

John W. Temple	2006		$100,000	-0-	$19,541	(2)	$119,541
Vice President of Sales and Marketing

(1)	Includes wages of $21,154 accrued in prior years.
(2)	Includes vested option to purchase 600,000 shares of the Company’s common stock out of the option to purchase 1,680,000 shares of common stock granted on October 20, 2005.

Option/SAR Grants in the fiscal year ended June 30, 2006

Individual Grants					Grant Date Value
Name	Number of Securities Under-lying Options/ SARS Granted	% of Total Options/ SARS Granted to Employees in Fiscal Year Ended June 30, 2006	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value $

John W. Temple	1,680,000	100%	$.03	10/20/2015	$54,715(1)

Aggregated Option/SAR Exercises in the Fiscal Year Ended June 30, 2006 and Option/SAR Values at June 30, 2006

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARS at June 30, 2006		Value of Unexercised In-the-Money Options/SARs at June 30, 2006(2)
			Exercisable	Non-Exercisable	Exercisable	Non-Exercisable

Matthew W. Shankle	-0-	-0-	500,000	-0-	$0	$0
John W. Temple	480,000	$14,400	120,000	1,080,000	$13,200	$118,800

(1)
The fair value of the 1,680,000 options granted during the fiscal year ended June 30, 2006 was estimated to be $54,715 at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:  risk-free interest rate of 4.46%; dividend yields of 0%; volatility factors of the expected market price of the Company’s common shares of 151%; and a weighted average expected life of the option of 10 years.

(2)	Based on the last sale price of the Company’s Common Stock prior to the fiscal year ended June 30, 2006 of $0.14.

As of June 30, 2006 there were 500,000 options outstanding and exercisable at an exercise price of $.1615 per share that expire in 2008, and 1,200,000 options outstanding, of which 120,000 were exercisable, at an exercise price of $.03 per share and expiring in 2015.

Compensation of Directors

During the fiscal year ended June 30, 2006, no fees were paid to directors for attendance at meetings of the Board of Directors. However, members are reimbursed for expenses to attend meetings.

Changes in Control

The Company knows of no arrangement or events, the occurrence of which may result in a change in control.

Certain Relationships And Related Transactions

At June 30, 2006, the Company had revolving, convertible, redeemable promissory notes totaling $740,000, 10% demand notes totaling $500,000 and accrued interest of $91,691 due to a director and a shareholder, and payables totaling $19,324 due to related parties.

Management of the Company is of the opinion that the terms and conditions of the foregoing transactions were no less favorable for the Company than could have been obtained from unaffiliated third parties.

At June 30, 2005, the Company had payables totaling $93,085 due to related entities of the Company, substantially all of which were owed to an entity affiliated with a family member of an officer. During the fiscal year ended June 30, 2006, the Company issued 100,000 shares of common stock in settlement of $91,117 of these payables.

On December 1, 2006, a director and shareholder purchased 2,857 shares of the Series G at $70.00 per share and subscribed for an additional 7,857 shares at the same price. As of December 27, 2006, he had purchased 3,214 shares of the 7,857 share subscription.

Fees paid to AJ Robbins, PC

For the fiscal year ended June 30, 2006, AJ Robbins, PC provided services in the following categories and amounts:

Fiscal Year Ended
June 30, 2006
Audit Fees (1)	$22,500
Tax Fees (2)	$-
All Other Fees	$-

(1)	Audit fees consist of fees for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports.
(2)	Tax fees consist of fees for the preparation of federal and State income tax returns.

Fees paid to Hein & Associates, LLP

For the fiscal years ended June 30, 2006 and June 30, 2005, Hein & Associates, LLP provided services in the following categories and amounts:

	Fiscal Year Ended
	June 30, 2006	June 30, 2005
Audit Fees (1)	$24,148	$25,000
Tax Fees (2)	$2,800	$2,500
All Other Fees	$-	$-

(1)	Audit fees consist of fees for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports
(2)	Tax fees consist of fees for the preparation of federal and State income tax returns.

There were no non-audit services rendered to the Company by AJ Robbins in fiscal 2006 or by Hein & Associates in fiscal 2006 and 2005 other than those shown above. While the Board acting as the Audit Committee has not established formal policies and procedures concerning pre-approval of audit and non-audit services, the Company’s executive officer has been directed by the Board that all audit and non-audit services must be approved in advance by the Board. The establishment of any such formal policies or procedures in the future is subject to the approval of the Board.

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PROPOSAL TO APPROVE AN INCREASE
IN THE AUTHORIZED SHARES OF COMMON STOCK

(Proposal No. 2)

The Company proposes to amend its Amended and Restated Articles of Incorporation to increase the authorized shares of Common Stock from 100,000,000 shares to 175,000,000 shares. The par value per share of $.001 will not change.

The Board of Directors has determined that, in light of the number of shares of Common Stock outstanding, currently 26,198,177 shares, and the number of shares of Common Stock (a) into which outstanding convertible preferred redeemable promissory notes are convertible (44,311,377 shares) (b) into which outstanding shares of preferred stock are convertible (25,780,322 shares) and (c) for which outstanding stock options are exercisable (980,000 shares), for an aggregate total of 97,269,876 shares, the Company needs to increase the number of authorized shares in order to satisfy these and future obligations to issue shares of Common Stock.

In addition, the Board of Directors has designated a new class of Series G Preferred Stock which will, upon shareholder approval of an increase in authorized shares of Common Stock, become convertible into Common Stock on a one (1) share of Series G Preferred Stock for one thousand (1,000) shares of Common Stock basis. Because 50,000 shares of the Series G Preferred Stock have already been designated, 50,000,000 shares of Common Stock need to be reserved for issuance upon conversion thereof. Shareholders should note, however, that the Series G will not become convertible unless and until the shareholders approve this Proposal No. 2 to increase the authorized shares of Common Stock.

The Board of Directors also believes that additional shares of Common Stock need to be authorized because, in Proposal No. 4, the Company is proposing to reserve a total of 25,000,000 shares for issuance upon exercise of options under the Company’s 2007 Equity Incentive Plan. If Proposal No. 4 is approved by the Shareholders, an additional 22,500,000 shares will be needed to cover the increased number of options available for issuance. If the shareholders do not approve the proposed increase in authorized shares of Common Stock, it would mean that, even if the shareholders approve the 2007 Equity Incentive Plan, most of the shares of Common Stock underlying options to be granted under that plan would in fact be unavailable and the options could not be granted.

Besides the continuing use of the Common Stock for issuance upon conversion of preferred stock sold by the Company to sustain its operating capital requirements, the Board believes that the increase the authorized shares of Common Stock will provide the Company with flexibility in the future with respect to the issuance of its Common Stock for other general corporate purposes, including stock splits or other recapitalizations, acquisitions, equity financings and grants of stock options. The Board also believes that, in light of the Company’s present lack of meaningful operating revenues, the Company’s best opportunity for success may prove to be making one or more acquisitions of new or complementary businesses with shares of its capital stock.

Shareholders should note that the increase in authorized shares of Common Stock, if approved, will substantially increase the Board of Directors’ ability to dilute the interests of current security holders without further shareholder approval. The dilution would result from the issuance of a greater number of shares of Common Stock, and a greater proportionate interest in the Company, merely through Board approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK.

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PROPOSAL TO APPROVE AN INCREASE
IN THE AUTHORIZED SHARES OF PREFERRED STOCK

(Proposal No. 3)

The Company proposes to amend its Amended and Restated Articles of Incorporation to increase the authorized shares of Preferred Stock from 100,000,000 shares to 130,000,000 shares. The par value per share of $.001 will not change.

The Board of Directors is asking for this authorization of the increase in Preferred Stock in order to provide the Company’s management the maximum amount of flexibility in structuring any transactions whereby the Company would acquire assets or existing businesses important to the growth of its business, including but not limited to an infusion of new equity capital to finance some of that growth. The Board of Directors believes that the flexible capital structure created by the proposed increase in authorized shares of Preferred Stock, coupled with the proposed increase in the authorized shares of Common Stock, is important to the Company’s long-term business prospects and shareholder value.

The Board of Directors currently has four series of Preferred Stock:

•
Authorized 70,100,000 shares of Series D Preferred Stock, of which 25,780,322 shares are outstanding, and the Company has issued convertible preferred promissory notes which are convertible into 44,311,377 shares of Series D Preferred Stock at $.0167 per share. The Series D is convertible into Common Stock at the same price per share. The holders of the notes have agreed that they will not convert the notes into Series D shares until additional Series D shares are designated by the Board. The Series D Preferred Stock is entitled to dividends, is convertible into Common Stock on a share for share basis and is entitled to one vote per share, voting as one class with the Common Stock.

•
Authorized 1,008,985 shares of Series E Preferred Stock, of which all 1,008,985 shares are outstanding and held by a member of the Board, Lawrence F. DeGeorge. The Series E Preferred Stock is not convertible, is entitled to dividends and has no voting rights except as may be required by law, such as with respect to the increase in authorized shares of Common and Preferred Stock.

•
Authorized 4,549,015 shares of Series F Preferred Stock, of which all 4,549,015 shares are outstanding. The Series F is not convertible, is not entitled to dividends and has no voting rights except as may be required by law, such as with respect to the increase in authorized shares of Common and Preferred Stock.

•
Authorized 50,000 shares of Series G Preferred Stock, of which 10,714 are outstanding and held by a member of the Board, Lawrence F. DeGeorge. The Series G Preferred Stock, as designated, is not entitled to any dividends but is convertible into Common Stock on a basis of one share of Series G Preferred Stock for 1,000 shares of Common Stock at $70.00 per share , and is entitled to 1,000 votes per share, voting as one class with the Common Stock. However, the Series G Preferred Stock is not convertible unless and until the shareholders approve Proposal No. 2 to increase the authorized shares of Common Stock. It is expected that future sales of Series G Preferred Stock will be made by the Company, and that such sales will be made at a price per share equal to the fair market value of the 1,000 shares of Common Stock into which each shares of Series G Preferred Stock will be convertible, in order to raise additional capital to sustain its operations. .

Shareholders should note that the increase in authorized shares of Preferred Stock, if approved, will substantially increase the Board of Directors’ ability to dilute the interests of current security holders without further shareholder approval. The dilution would result from the issuance of a greater number of shares of Preferred Stock, and a greater proportionate interest in the Company, merely through Board approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
THE INCREASE IN AUTHORIZED SHARES OF PREFERRED STOCK.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

PROPOSAL TO APPROVE THE COMPANY’S
2007 EQUITY INCENTIVE PLAN

(Proposal No. 4)

In order to attract and retain employees and directors for the Company, the Board of Directors has amended and readopted the Company 1997 Equity Incentive and renamed it as the 2007 Equity Incentive Plan (the "Plan") pursuant to which an aggregate of 25,000,000 shares of Common Stock may be issued upon the exercise options granted under the Plan. The Plan will remain in effect for a period of ten years and expires on July 31, 2017.

Description of Plan

On December 15, 2006, the Board of Directors amended and readopted the Plan. The purposes of the Plan are to provide those who are selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of those participating in the Plan is more closely aligned with the income of the Company’s shareholders. The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees and consultants, upon whose efforts and judgment the success of the Company is largely dependent. All of the Company's full-time employees and all of the Company's directors and are eligible for grants of Awards under the terms of the Plan.

The primary features of the Plan are summarized below. This summary is qualified in its entirety by reference to the specific provisions of the Plan, as proposed, the full text of which is set forth as Exhibit A to this Proxy Statement.

Types of awards. The Plan authorizes the Compensation Committee to grant to participants in the Plan (i) stock options (which may be non-qualified options or, for employees, incentive stock options), (ii) stock appreciation rights (“SARs”) (which may be issued in tandem with stock options), (iii) restricted stock grants (either an outright grant of stock or a grant of stock subject to and conditioned upon employment or performance related goals, and (iv) stock units (which means a measurement component equal to the fair market value of one share of stock on the date for which a determination is made pursuant to the provisions of the Plan (collectively, “Awards”).

Shares reserved for issuance. The aggregate number of shares of Common Stock which may be issued under the Plan may not exceed 25,000,000. Shares subject to options granted under the Plan which expire unexercised, or shares subject to Awards which are otherwise forfeited or canceled, will not count against this limit. The maximum number of shares with respect to which Awards may be granted to any individual in any one year under the Plan is 2,000,000. The maximum number of Shares with respect to which Awards may be granted to any one individual during the life of the Plan is 10,000,000. The closing price for the Company’s Common Stock as reported by the OTCBB on December 27, 2006, was $0.12 per share.

Eligibility. Employees, officers, directors and consultants upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of the Company are eligible to participate in the Plan. Participants are chosen from this group by the Compensation Committee, at its discretion. Currently, there are approximately seven persons eligible to participate in the Plan. In order to be eligible under the Plan, Consultants must be natural persons providing bona fide services to the Company that are not in connection with the offer or sale of securities in a capital raising transaction and that do not directly or indirectly promote or maintain a market for the Company’s securities.

Amendment and Termination of the Plan. The Board of Directors may amend, modify, suspend or terminate the Plan at any time; provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that shareholder approval is otherwise necessary or advisable. The termination or any modification, suspension or amendment of the Plan shall not adversely affect a participant’s rights under an award previously granted without the consent of such participant. The Compensation Committee may amend the terms of any award previously granted, prospectively or retroactively, but no such amendment shall impair the rights of any participant or permitted transferee without his or her consent.

Awards

Stock options. The Compensation Committee is authorized to grant Participants options to purchase the Company’s Common Stock. For employees, the options may be incentive stock options within the meaning of Section 422 of the Internal Revenue Code (the “Code”) or non-qualified stock options. For non-employee Participants, the options will be non-qualified stock options. The Compensation Committee will determine the terms and conditions of all option grants, subject to the specific limitations set forth in the Plan. Incentive stock options may not be granted at an exercise price less than the fair market value of a share of the Company’s Common Stock on the date of grant (110% if the grantee beneficially owns more than 10% of the Company’s outstanding shares of capital stock). The term of any option may not be longer than ten (10) years, and all options granted shall be subject to restrictions on transferability set forth in the Plan. Payment of the option price may be in cash, check or shares of the Company’s Common Stock owned by the Participant or, in the discretion of the Compensation Committee, by a cashless exercise through a registered broker-dealer, whereby the Participant delivers to the Company a properly executed notice of exercise together with irrevocable instructions to the broker-dealer to deliver to the Company promptly the amount of the proceeds from the sale of all or a portion of the Stock needed to pay the exercise price of the option.

Stock appreciation rights. The Compensation Committee is authorized to grant SARs either independent of or in tandem with stock options granted under the Plan. The exercise of SARs will entitle the holder thereof to an amount (the “appreciation”) equal to the difference between (i) the fair market value of a share of the Company’s Common Stock on the date the SAR is granted (or, in the case of SARs issued in connection with a previously issued option, the exercise price under the related option, which shall not be less than 100% of the fair market value of the Common Stock at the time the option was granted) and (ii) the fair market value of a share of Common Stock on the date the SAR is exercised. The appreciation will be payable in cash or Common Stock, at the discretion of the Compensation Committee. The exercise of SARs granted in tandem with options will also terminate those options.

The exercise of SARs will be treated as the issuance of the shares of Common Stock to which the SARs relate for purposes of calculating the maximum number of shares which have been issued under the Plan.

Restricted stock. The Compensation Committee is authorized to award shares of restricted stock to Participants under the Plan, subject to such terms and conditions as the Compensation Committee may determine. The Compensation Committee will have authority to determine the number of shares of restricted stock to be awarded, the price, if any, to be paid by the Participant receiving the restricted stock, and the date or dates on which the restricted stock will vest. The vesting of restricted stock may be conditioned upon the completion of a specified period of service with the Company, upon the attainment of specified performance goals, or upon such other criteria as the Compensation Committee may determine. The Plan gives the Compensation Committee discretion to accelerate the vesting of restricted stock on a case-by-case basis at any time, except that performance-based restricted stock awards are subject to additional provisions.

Stock certificates representing the restricted stock granted to an eligible employee will be registered in the employee’s name. However, no share of restricted stock may be sold, transferred, assigned, or pledged by the employee until such share has vested in accordance with the terms of the restricted stock award. In the event of an employee’s termination of employment before all of his or her restricted stock has vested, or in the event other conditions to the vesting of restricted stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of restricted stock which have not vested will be forfeited, provided that the participant will be entitled to retain any shares of restricted stock which have been paid for by the participant. At the time restricted stock vests, a certificate for such vested shares will be delivered to the employee (or the beneficiary designated by the employee, in the event of death), free of all restrictions.

Stock Bonuses. The Compensation Committee may award Stock Bonuses to participants, subject to such conditions and restrictions, as it determines in its sole discretion. Stock Bonuses may be either outright grants of stock, or may be grants of stock subject to and conditioned upon certain employment or performance related goals.

Stock Units. The Compensation Committee may award a number of Stock Units. The number of Stock Units, the goals and objectives to be satisfied with respect to each grant of Stock Units, the time and manner of payment of each Stock Unit, and the other terms and conditions applicable to a grant of Stock Units is determined by the Compensation Committee. While Stock Units do not represent actual ownership of Shares of the Company’s Common Stock, the right to receive value from Stock Units is measured by reference to the value of Shares of Common Stock, which value may thereafter be paid to the Participant in the form of cash or shares of Common Stock, in the discretion of the Compensation Committee.

Non-Employee Director Participation

Under the Plan, Non-Employee Directors of the Company may receive Awards under the Plan as determined by the Compensation Committee.

Discussion of Federal Income Tax Consequences

The following statements are based on current interpretations of existing Federal income tax laws. The law is technical and complex and the statements represent only a general summary of some of the applicable provisions.

Stock options. Generally, there are no Federal income tax consequences either to the optionee or to the Company upon the grant of a stock option. On exercise of an incentive stock option, the optionee will not recognize any income and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the optionee under the alternative minimum tax provisions of the Code. Generally, if the optionee disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the optionee will recognize compensation income and the Company will be entitled to a deduction for tax purposes in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price (or the gain on sale, if less). Otherwise, the Company will not be entitled to any deduction for tax purposes upon disposition of such shares, and the entire gain for the optionee will be treated as a capital gain. On exercise of a non-qualified stock option, the amount by which the fair market value of the shares on the date of exercise exceeds the option exercise price will generally be taxable to the optionee as compensation income and will generally be deductible for tax purposes by the Company, subject to the limitations of Section 162(m) of the Code. The disposition of shares acquired upon exercise of a non-qualified stock option will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

Stock appreciation rights. The grant of a SAR generally does not result in income to the grantee or in a deduction for the Company. Upon the exercise of a SAR, the grantee will recognize compensation income and the Company will be entitled to a deduction measured by the fair market value of the shares plus any cash received, subject to the limitations of Section 162(m) of the Code.

Restricted stock. The grant of restricted stock generally does not result in income to the grantee or in a deduction for the Company, assuming the shares transferred are subject to restrictions which constitute a “substantial risk of forfeiture.” If there are no such restrictions, the grantee would recognize compensation income upon receipt of the shares. Dividends paid to the grantee while the stock is subject to such restrictions would be treated as compensation income to the grantee and the Company would be entitled to a deduction, subject to the limitations of Section 162(m) of the Code. At the time the restrictions lapse, the grantee would recognize compensation income, and the Company would be entitled to a deduction measured by the fair market value of the shares at the time of lapse, subject to the limitations of Section 162(m) of the Code.

Limitations on Deductibility under Section 162(m). As indicated above, the Company will usually be entitled to a deduction at the time and in the amount a recipient of an award recognizes ordinary compensation income in connection therewith. However, Section 162(m) of the Code imposes a $1,000,000 limitation on the amount of annual compensation deduction allowable to a publicly held company in respect of its chief executive officer and its other four most highly paid executive officers (e.g. the Named Executive Officers discussed above). An exception to this limitation is provided if certain shareholder approval, outside director administration and other requirements are satisfied. Assuming the Plan will be approved by the Company’s shareholders, awards may be, but are not required to be, structured as Qualifying Performance Units which may not be subject to this deduction limitation.

Section 409A of the Code. It is intended that the Plan will be administered, operated and interpreted such that all Awards granted thereunder will not be considered deferred compensation subject to Section 409A of the Code and the Compensation Committee will have the discretion to modify or amend any award (and may do so retroactively) to the extent such modification or amendment is necessary to cause the award to be exempt from Section 409A and is not materially prejudicial to the affected participant.

New Plan Benefits

Set forth below in tabular form are the current known benefits or amounts allocated to each of the named persons or groups under the Plan during fiscal 2006.

Name and Position	Dollar Value ($)(1)	Number of Shares

Matthew W. Shankle	-0-	-0-
President and Chief Executive Officer

John W. Temple	$66,000	600,000
Vice President of Technical Sales

James P. Martindale	-0-	-0-
Vice President of Manufacturing

Lawrence F. DeGeorge	-0-	-0-
Director

Current Executive Officer Group	-0-	-0-
(3 persons)

Current Director Group	$66,000	600,000
(3 persons)

Employee Group	$66,000	600,000

(1) The Company has not approved any awards under the Plan that are conditioned upon shareholder approval of the proposed plan amendment. The dollar value was calculated by subtracting the exercise price of the options outstanding ($0.03 per share) from the closing price of the Company's Common Stock on June 30, 2006 of $0.14 per share, and multiplying this difference by the number of shares allocated.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2007 EQUITY INCENTIVE PLAN.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

EFFECT OF PRINCIPAL SHAREHOLDERS' AND MANAGEMENT'S VOTE

As of January 1, 2007, one beneficial owner of five percent or more of the Company's Full Voting Class, Gene W. Schneider, together with the Company's Directors, Lawrence F. DeGeorge and John W. Temple, have voting control over 46,139,210 (includes Common, Series D and Series G) shares of the Company’s Full Voting Class of record (not including options or convertible notes which are exercisable or convertible into Common Stock within 60 days of the record date), or 74%, of the outstanding Full Voting Class. As of the same date, Messrs. Schneider and DeGeorge have voting control over 4,752,056 shares of the Company’s Limited Voting Class of record, or 85% of the outstanding Limited Voting Class. Accordingly, Messrs. Schneider, DeGeorge and Temple could exercise voting control of Proposals No, 2, 3 and 4. Because they have indicated they will vote their shares of the Full Voting Class and the Limited Voting Class in favor of Proposal Nos. 1 (in favor of all directors nominated by the Board), 2, 3 and 4, the passage of all four proposals by a majority of the Full Voting Class and Limited Voting Class outstanding is extremely likely.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

OTHER BUSINESS

As of the date of this Proxy Statement, management of the Company was not aware of any other matter to be presented at the Meeting other than as set forth herein. However, if any other matters are properly brought before the Meeting, the shares represented by valid Proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

SHAREHOLDER PROPOSALS

Shareholders interested in presenting a proposal for consideration at our 2008 Annual Meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Securities and Exchange Act of 1934, as amended, and our Bylaws. To be eligible for inclusion in our proxy statement and form of proxy relating to the meeting, shareholder proposals must be received by our Corporate Secretary no later than September 25, 2007. If the date of the 2008 Annual Meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2007 Annual Meeting, any such proposals must be submitted no later than the close of business on the later of the 60th day prior to the 2008 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

MATTHEW W. SHANKLE
PRESIDENT
Centennial, Colorado
January 23, 2007

APPENDIX
COMMON STOCK PROXY CARD

PROXY
Advance Display Technologies, Inc.
7334 So. Alton Way, Suite F
Centennial, Colorado 80112
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Matthew W. Shankle and Rebecca McCall as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Advance Display Technologies, Inc. held of record by the undersigned on January 17, 2007 at the annual meeting of shareholders to be held on February 23, 2007 or any adjournment thereof.

1.	TO ELECT THREE DIRECTORS
_____ FOR all nominees listed below
_____ WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

	FOR	WITHHOLD
Lawrence F. DeGeorge	☐	☐
Matthew W. Shankle	☐	☐
John W. Temple	☐	☐

2.	TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 175,000,000 SHARES

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF PREFERRED STOCK FROM 100,000,000 TO 130,000,000 SHARES

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	TO APPROVE THE COMPANY’S 2007 EQUITY INCENTIVE PLAN.

FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4 above.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated _______________________, 2007
Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

APPENDIX
SERIES D AND SERIES G PROXY CARD

PROXY
Advance Display Technologies, Inc.
7334 So. Alton Way, Suite F
Centennial, Colorado 80112
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Matthew W. Shankle and Rebecca McCall as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Series D Preferred Stock and Series G Preferred Stock of Advance Display Technologies, Inc. held of record by the undersigned on January 17, 2007 at the annual meeting of shareholders to be held on February 23, 2007 or any adjournment thereof.

1.	TO ELECT THREE DIRECTORS
_____ FOR all nominees listed below
_____ WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

	FOR	WITHHOLD
Lawrence F. DeGeorge	☐	☐
Matthew W. Shankle	☐	☐
John W. Temple	☐	☐

2.	TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 175,000,000 SHARES

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF PREFERRED STOCK FROM 100,000,000 TO 130,000,000 SHARES

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	TO APPROVE THE COMPANY’S 2007 EQUITY INCENTIVE PLAN.

FOR ☐	AGAINST ☐	ABSTAIN ☐

5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 4 above.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated _______________________, 2007
Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

APPENDIX
SERIES E PROXY CARD

PROXY
Advance Display Technologies, Inc.
7334 So. Alton Way, Suite F
Centennial, Colorado 80112
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Matthew W. Shankle and Rebecca McCall as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Series E Preferred Stock of Advance Display Technologies, Inc. held of record by the undersigned on January 17, 2007 at the annual meeting of shareholders to be held on February 23, 2007 or any adjournment thereof.

1.	TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 175,000,000 SHARES

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF PREFERRED STOCK FROM 100,000,000 TO 130,000,000 SHARES

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2 above.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated _______________________, 2007
Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

APPENDIX
SERIES F PROXY CARD
PROXY
Advance Display Technologies, Inc.
7334 So. Alton Way, Suite F
Centennial, Colorado 80112
This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Matthew W. Shankle and Rebecca McCall as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Series F Preferred Stock of Advance Display Technologies, Inc. held of record by the undersigned on January 17, 2007 at the annual meeting of shareholders to be held on February 23, 2007 or any adjournment thereof.

1.	TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 175,000,000 SHARES

FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF PREFERRED STOCK FROM 100,000,000 TO 130,000,000 SHARES

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals 1 and 2 above.

Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated _______________________, 2007
Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

EXHIBIT A
2007 EQUITY INCENTIVE PLAN